Exhibit 10.5

PRIVATE PLACEMENT UNITS PURCHASE AGREEMENT

This PRIVATE PLACEMENT UNITS PURCHASE AGREEMENT (as it may from time to time be amended, this “Agreement”) is made as of the [  ] day of [   ], 2026, by and between Essential Minerals Acquisition Corp, a Cayman Islands exempted company (the “Company”), Cohen & Company Capital Markets, a division of Cohen & Company Securities, LLC (“CCM”, or the “Subscriber”).

WHEREAS, the Company intends to consummate an initial public offering (the “IPO”) of the Company’s units (the “Units”), each Unit consisting of one Class A ordinary share, par value $0.0001 per share (the “Class A Ordinary Shares”), of the Company, and one right to receive one-tenth (1/10) of one Class A Ordinary Share upon the consummation of the Company’s initial business combination (the “Business Combination”);

WHEREAS, the Company desires to sell to the Subscriber on a private placement basis (the “Offering”) an aggregate of 150,000 private placement units (or up to 172,500 units if the underwriters’ over-allotment option in connection with the Offering is exercised in full) (each, a “Private Placement Unit” and, collectively, the “Private Placement Units”) of the Company, for a purchase price of $10.00 per Private Placement Unit. Each Private Placement Unit is comprised of one Class A Ordinary Share (each, a “Private Placement Share”) and one right to receive one-tenth (1/10) of one Class A Ordinary Share upon the consummation of the Company’s Business Combination (each, a “Private Share Right” and, collectively, the “Private Share Rights”) to be governed by the Share Rights Agreement (the “Share Rights Agreement”) to be entered into between the Company and Continental Stock Transfer & Trust Company, as Private Share Rights agent (the “Share Rights Agent”). The Private Placement Units, the Private Placement Shares and Private Share Rights comprising part of the Private Placement Units, and the Class A Ordinary Shares upon conversion of the Private Share Rights, collectively, are hereinafter referred to as the “Securities”; and

WHEREAS, the Subscriber wish to purchase the Private Placement Units, and the Company wishes to accept such subscription from the Subscriber.

NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter set forth and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Subscriber hereby agree as follows:

1. Agreement to Subscribe

1.1. Purchase and Issuance of the Private Placement Units.

Upon the terms and subject to the conditions of this Agreement:

(i) On the date of the consummation of the IPO or on such earlier time and date as may be mutually agreed by the Subscriber and the Company (the “Closing Date”), the Subscriber hereby agrees to purchase from the Company, and the Company hereby agrees to sell to the Subscriber 150,000 Private Placement Units at a price per unit of $10.00 for an aggregate purchase price of $1,500,000 (or up to 172,500 Private Placement Units for an aggregate price of $1,725,000 if the underwriters’ over-allotment option is exercised in full) (the “Purchase Price”). On the Closing Date, the Company shall, at its option, deliver to the Subscriber the certificates representing the Private Placement Units purchased or effect such delivery in book-entry form.

1.2. Purchase Price. The Purchase Price shall be paid by wire transfer of immediately available funds, or by such other method as may be reasonably acceptable to the Company, to the trust account (the “Trust Account”) at a financial institution to be chosen by the Company, maintained by Continental Stock Transfer & Trust Company, acting as trustee (“Continental”), on or prior to the Closing Date.

1.3. Closing. The Closing shall take place at the offices of Ellenoff Grossman & Schole LLP, 1345 Avenue of the Americas, 11th Floor, New York, New York 10105, or such other place as may be agreed upon by the parties hereto.

1.4 Termination. This Agreement and each of the obligations of the undersigned shall be null and void and without effect if a Closing does not occur prior to December 31, 2026.

2. Representations and Warranties of the Subscriber

As a material inducement to the Company to enter into this Agreement and issue and sell the Private Placement Units to the Subscriber, each Subscriber hereby, severally, and not jointly, represents and warrants to the Company that:

2.1. No Government Recommendation or Approval. Subscriber understands that no federal or state agency has passed upon or made any recommendation or endorsement of the Company, the merits of the Offering of the Securities or the suitability of the investment in the Securities by the Subscriber.

2.2. Accredited Investor. Subscriber represents that it is an “accredited investor” as such term is defined in Rule 501(a) of Regulation D under the Securities Act of 1933, as amended (the “Securities Act”), and acknowledges that the sale contemplated hereby is being made in reliance, among other things, on a private placement exemption to “accredited investors” under the Securities Act and similar exemptions under state law. Subscriber has not experienced a disqualifying event as enumerated pursuant to Rule 506(d) of Regulation D under the Securities Act.

2.3. Intent. Subscriber is purchasing the Securities solely for investment purposes, for Subscriber’s own account (and/or for the account or benefit of its members or affiliates, as permitted, pursuant to the terms hereof), and not with a view towards, or for resale in connection with, any public sale or distribution thereof.

2.4. Restrictions on Transfer. Subscriber acknowledges and understands the Private Placement Units are being offered in a transaction not involving a public offering in the United States within the meaning of the Securities Act. The Securities have not been registered under the Securities Act and, if in the future Subscriber decides to offer, resell, pledge or otherwise transfer the Securities, such Securities may be offered, resold, pledged or otherwise transferred only (A) pursuant to an effective registration statement filed under the Securities Act, (B) pursuant to an exemption from registration under Rule 144 promulgated under the Securities Act, if available or (C) pursuant to any other available exemption from the registration requirements of the Securities Act, and in each case in accordance with any applicable securities laws of any state or any other jurisdiction. Notwithstanding the foregoing, Subscriber acknowledges and understands the Securities are subject to transfer restrictions as described in Section 7 hereof. Subscriber agrees that if any transfer of its Securities or any interest therein is proposed to be made, as a condition precedent to any such transfer, Subscriber may be required to deliver to the Company an opinion of counsel satisfactory to the Company with respect to such transfer. Absent registration or another available exemption from registration, Subscriber agrees it will not resell the Securities (unless otherwise permitted pursuant to the terms hereof). Subscriber further acknowledges that because the Company is a shell company, Rule 144 may not be available to Subscriber for the resale of the Securities until the following conditions are met: (i) the issuer of the securities that was formerly a shell company has ceased to be a shell company; (ii) the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”); (iii) the issuer of the securities has filed all Exchange Act reports and materials required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Form 8-K reports and (iv) at least one year has elapsed from the time that the issuer filed current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company, despite technical compliance with the requirements of Rule 144 and the release or waiver of any contractual transfer restrictions.

2.5. Sophisticated Investor.

(i) Subscriber is sophisticated in financial matters and is able to evaluate the risks and benefits of the investment in the Securities. Subscriber has adequate means of providing for its current financial needs and contingencies and will have no current or anticipated future needs for liquidity which would be jeopardized by the investment in the Securities.

(ii) Subscriber has been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Securities which have been requested by Subscriber. The Subscriber has been afforded the opportunity to ask questions of the executive officers and directors of the Company.

(iii) Subscriber is aware that an investment in the Securities is highly speculative and subject to substantial risks because, among other things, (a) the Securities are subject to transfer restrictions and have not been registered under the Securities Act and therefore cannot be sold unless subsequently registered under the Securities Act or an exemption from such registration is available, (b) except as specifically set forth in the Registration Rights Agreement (as defined below) pursuant to which the Company will grant certain registration rights to Subscriber relating to the Securities, neither the Company nor any other person is under any obligation to register the Securities under the Securities Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder and (c) Subscriber has waived its redemption rights with respect to the Securities as set forth in Section 5 hereof, and the Securities held by Subscriber are not entitled to, and have no right, interest or claim to any monies held in the Trust Account, and accordingly Subscriber may suffer a loss of a portion or all of its investment in the Securities. Subscriber is able to bear the economic risk of its investment in the Securities for an indefinite period of time. Subscriber has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to the acquisition of the Securities.

2.6. Organization and Authority. Subscriber is duly organized, validly existing and in good standing under the laws of its state of incorporation or formation and it possesses all requisite power and authority necessary to carry out the transactions contemplated by this Agreement.

2.7. Authority. This Agreement has been validly authorized, executed and delivered by Subscriber and is a valid and binding agreement of Subscriber enforceable against Subscriber in accordance with its terms, subject to the general principles of equity and to bankruptcy or other laws affecting the enforcement of creditors’ rights generally.

2.8. No Conflicts. The execution, delivery and performance of this Agreement and the consummation by Subscriber of the transactions contemplated hereby do not violate, conflict with or constitute a default under (i) Subscriber’s organizational documents, (ii) any agreement or instrument to which Subscriber is a party or (iii) any law, statute, rule or regulation to which Subscriber is subject, or any agreement, order, judgment or decree to which Subscriber is subject.

2.9. No Legal Advice from Company. Subscriber acknowledges it has had the opportunity to review this Agreement and the transactions contemplated by this Agreement with Subscriber’s own legal counsel and investment and tax advisors. Except for any statements or representations of the Company made in this Agreement and the other agreements entered into between the parties hereto, Subscriber is relying solely on such counsel and advisors and not on any statements or representations of the Company or any of its representatives or agents for legal, tax or investment advice with respect to this investment, the transactions contemplated by this Agreement or the securities laws of any jurisdiction.

2.10. Reliance on Representations and Warranties. Subscriber understands the Private Placement Units are being offered and sold to the Subscriber in reliance on exemptions from the registration requirements under the Securities Act, and analogous provisions in the laws and regulations of various states, and that the Company is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of the Subscriber set forth in this Agreement in order to determine the applicability of such provisions.

2.11. No General Solicitation. Subscriber is not subscribing for the Private Placement Units as a result of or subsequent to any general solicitation or general advertising, including but not limited to any advertisement, article, notice or other communication published in any newspaper, magazine, or similar media or broadcast over television or radio, or presented at any seminar or meeting or in a registration statement with respect to the IPO filed with the Securities and Exchange Commission (“SEC”).

2.12. Legend. Subscriber acknowledges and agrees the certificates evidencing each of the Securities shall bear a restrictive legend (the “Legend”), in form and substance substantially as set forth in Section 4 hereof.

3. Representations, Warranties and Covenants of the Company

The Company represents and warrants to, and agrees with, the Subscriber that:

3.1. Valid Issuance. The Company is authorized to issue 500,000,000 Class A ordinary shares, par value $0.0001 per share (“Class A Ordinary Shares”), 50,000,000 Class B ordinary shares, par value $0.0001 per share (“Class B Ordinary Shares”) and 5,000,000 preference shares, par value $0.0001 per share (“Preference Shares”). As of the date hereof, the Company has issued and outstanding 5,750,000 Class B Ordinary Shares (of which up to 750,000 shares are subject to forfeiture as described in the registration statement on Form S-1 that the Company has filed with the SEC, under the Securities Act) and no Preference Shares. All of the issued Class B Ordinary Shares of the Company have been duly authorized, validly issued, and are fully paid and non-assessable.

3.2 Title to Securities. Upon issuance in accordance with, and payment pursuant to, the terms hereof and the Share Rights Agreement and the amended and restated memorandum and articles of association of the Company (as applicable), as the case may be, each of the Securities will be duly and validly issued, fully paid and non-assessable. On the date of issuance, the Securities shall have been reserved for issuance. Upon issuance in accordance with, and payment pursuant to, the terms hereof and the Share Rights Agreement, as the case may be, the Subscriber will have or receive good title to the Securities, free and clear of all liens, claims and encumbrances of any kind, other than (i) transfer restrictions hereunder, (ii) transfer restrictions under federal and state securities laws and (iii) liens, claims or encumbrances imposed due to the actions of the Subscriber.

3.3. Organization and Qualification. The Company is an exempted company duly incorporated, validly existing and in good standing under the laws of the Cayman Islands and has the requisite corporate power to own its properties and assets and to carry on its business as now being conducted.

3.4. Authorization; Enforcement. (i) The Company has the requisite corporate power and authority to enter into and perform its obligations under this Agreement and to issue the Securities in accordance with the terms hereof, (ii) the execution, delivery and performance of this Agreement by the Company and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary corporate action, and no further consent or authorization of the Company or its Board of Directors or shareholders is required and (iii) this Agreement constitutes valid and binding obligations of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, moratorium, reorganization or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by equitable principles of general application and except as enforcement of rights to indemnity and contribution may be limited by federal and state securities laws or principles of public policy.

3.5. No Conflicts. The execution, delivery and performance of this Agreement and the consummation by the Company of the transactions contemplated hereby do not (i) result in a violation of the Company’s amended and restated memorandum and articles of association, (ii) conflict with, or constitute a default under any agreement or instrument to which the Company is a party or (iii) result in a violation of any law, statute, rule or regulation to which the Company is subject or any agreement, order, judgment or decree to which the Company is subject. Other than any SEC or state securities filings which may be required to be made by the Company subsequent to the Closing, and any registration statement which may be filed pursuant thereto, the Company is not required under federal, state or local law, rule or regulation to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency or self-regulatory entity in order for it to perform any of its obligations under this Agreement or issue the Private Securities in accordance with the terms hereof.

4. Legends

4.1. Legend. The Company will issue the Private Placement Units, Private Placement Shares, Private Share Rights and when issued, the Class A Ordinary Shares upon conversion of Private Share Rights, purchased by the Subscriber in the name of each Subscriber. The Securities will bear the following Legend and appropriate “stop transfer” instructions:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS, AND MAY NOT BE OFFERED, SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND ANY APPLICABLE STATE SECURITIES LAWS OR AN EXEMPTION FROM REGISTRATION IS AVAILABLE. IN ADDITION, SUBJECT TO ANY ADDITIONAL LIMITATIONS ON TRANSFER DESCRIBED IN THE AGREEMENTS BY AND AMONG Essential Minerals Acquisition Corp. (THE “COMPANY”), Essential Minerals Sponsor LLC AND THE OTHER SIGNATORIES THERETO, THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD OR TRANSFERRED PRIOR TO THE DATE THAT IS THIRTY (30) DAYS AFTER THE DATE UPON WHICH THE COMPANY COMPLETES ITS INITIAL BUSINESS COMBINATION EXCEPT TO A PERMITTED TRANSFEREE WHO AGREES IN WRITING WITH THE COMPANY TO BE SUBJECT TO SUCH TRANSFER PROVISIONS.

SECURITIES EVIDENCED BY THIS CERTIFICATE AND ORDINARY SHARES OF THE COMPANY ISSUED UPON EXERCISE OF SUCH SECURITIES SHALL BE ENTITLED TO REGISTRATION RIGHTS UNDER A REGISTRATION RIGHTS AGREEMENT TO BE EXECUTED BY THE COMPANY.”

4.2. Subscriber’s Compliance. Nothing in this Section 4 shall affect in any way the Subscriber’s obligation and agreement to comply with all applicable securities laws upon resale of the Securities.

4.3. Company’s Refusal to Register Transfer of the Securities. The Company shall refuse to register any transfer of the Securities, if in the sole judgment of the Company such purported transfer would not be made (i) pursuant to an effective registration statement filed under the Securities Act, or pursuant to an available exemption from the registration requirements of the Securities Act and (ii) in compliance herewith.

4.4 Registration Rights. The Subscriber will be entitled to certain registration rights which will be governed by a registration rights agreement (“Registration Rights Agreement”) to be entered into between, among others, the Subscriber and the Company, on or prior to the effective date of the Registration Statement. Pursuant to the Registration Rights Agreement, the Subscriber may not exercise its demand and “piggyback” registration rights after five (5) and seven (7) years from the commencement of sales in the IPO and may not exercise its demand rights on more than one occasion.

5. Waiver of Liquidation Distributions.

In connection with the Securities purchased pursuant to this Agreement, the Subscriber hereby waives any and all right, title, interest or claim of any kind in or to any distributions of the amounts in the Trust Account with respect to the Securities, whether (i) in connection with the exercise of redemption rights if the Company consummates the Business Combination, (ii) in connection with any tender offer conducted by the Company prior to a Business Combination, (iii) upon the Company’s redemption of Class A Ordinary Shares included in the Units sold in the Company’s IPO upon the Company’s failure to complete the Business Combination within the period provided for in the Company’s amended and restated memorandum and articles of association or (iv) in connection with a shareholder vote to approve an amendment to the Company’s amended and restated memorandum and articles of association not for the purposes of approving, or in conjunction with the consummation of, a Business Combination (A) to modify the substance or timing of the Company’s obligation to allow redemption in connection with a Business Combination or to redeem 100% of the Class A Ordinary Shares included in the Units sold in the Company’s IPO if the Company has not consummated a Business Combination within the period provided for in the Company’s amended and restated memorandum and articles of association or (B) with respect to any other material provisions relating to the right of holders of Class A Ordinary Shares or pre-Business Combination activity. In the event that the either Subscriber purchases Class A Ordinary Shares as part of the Units in the IPO or in the aftermarket, any additional Class A Ordinary Shares so purchased shall be eligible to receive the redemption value of such Class A Ordinary Shares upon the same terms offered to all other purchasers of Class A Ordinary Shares included as part of the Units in the IPO. Nothing herein shall preclude the such Subscriber from making any claim or seeking recourse against the Company’s funds held outside of the Trust Account or seeking to enforce the terms of the Underwriting Agreement.

6. Terms of Private Share Rights. Each Private Share Right shall have the terms set forth in the Share Rights Agreement.

7. Lock-Up Period.

7.1. The Subscriber agrees that it shall not Transfer (as defined below) any Securities until 30 days following the consummation of the Business Combination; provided, however, that Transfers of Securities are permitted (a) to the Company’s or such Subscriber’s officers or directors, any affiliates or family members of any of the Company’s or the Subscriber’s officers or directors, any members of the Company’s sponsor, or any affiliates of the Company’s sponsor, (b) in the case of an individual, by gift to a member of the individual’s immediate family or to a trust, the beneficiary of which is a member of the individual’s immediate family or an affiliate of such person, or to a charitable organization, (c) in the case of an individual, by virtue of laws of descent and distribution upon death of the individual; (d) in the case of an individual, pursuant to a qualified domestic relations order, (e) by virtue of the laws of the State of New York or the Subscriber’s partnership or limited liability company agreement in the event of the Subscriber’s liquidation, (f) in the event of the Company’s liquidation prior to the consummation of a Business Combination; provided, however, that in the case of clauses (a) through (f) these permitted transferees must enter into a written agreement agreeing to be bound by these transfer restrictions and by the same agreements entered into by the Company’s sponsor and the the Subscriber with respect to such securities.

7.2. For purposes of Section 7.1, the term “Transfer” shall mean the (a) sale of, offer to sell, contract or agreement to sell, hypothecate, pledge or grant of any option to purchase or otherwise dispose of, or agreement to dispose of, directly or indirectly, or the establishment or increase of a put equivalent position or liquidation with respect to, or decrease of a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder with respect to, any of the Securities, (b) entry into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any of the Securities, whether any such transaction is to be settled by delivery of such Securities, in cash or otherwise or (c) public announcement of any intention to effect any transaction specified in clause (a) or (b).

7.3. In addition to the restrictions on transfer described in Section 7.1, each Subscriber acknowledges and agrees that the Private Placement Units and their component parts and the related registration rights will be deemed compensation by the Financial Industry Regulatory Authority (“FINRA”) and will therefore, pursuant to Rule 5110(e) of the FINRA Manual, be subject to lock-up for a period of 180 days immediately following the commencement of sales in the IPO, subject to FINRA Rule 5110(e)(2). Additionally, the Private Placement Units and their component parts and the related registration rights may not be sold, transferred, assigned, pledged or hypothecated during the foregoing 180 day period except to any underwriter or selected dealer participating in the IPO and the officers or partners, registered persons or affiliates of such Subscriber and any such participating underwriter or selected dealer. Additionally, the Private Placement Units and their component parts and the related registration rights will not be the subject of any hedging, short sale, derivative, put or call transaction that would result in the economic disposition of such securities by any person for a period of 180 days immediately following the commencement of sales in the IPO.

8. Terms of the Private Placement Units

The Private Placement Units shall be substantially identical to the Units offered in the IPO except that the Private Placement Units (including the Private Placement Shares and Private Share Rights comprising such units) (i) will be subject to the transfer restrictions described in Section 7 hereof and (ii) will be entitled to registration rights.

9. Conditions of the Subscriber’s Obligations

The obligation of the Subscriber to purchase and pay for the Private Placement Units is subject to the fulfilment, on or before the Closing Date, of each of the following conditions:

9.1. Representations and Warranties. The representations and warranties of the Company contained in Section 3 hereof shall be true and correct at and as of the Closing Date as though then made.

9.2. Performance. The Company shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before such Closing Date.

9.3. No Injunction. No litigation, statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by or in any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby, which prohibits the consummation of any of the transactions contemplated by this Agreement.

9.4. Share Rights Agreement. The Company shall have entered into the Share Rights Agreement with the Share Rights Agent and the Registration Rights Agreement, each on terms satisfactory to the Subscriber.

10. Conditions of the Company’s Obligations

10.1. Representations and Warranties. The representations and warranties of the Subscriber contained in Section 2 hereof shall be true and correct at and as of the Closing Date as though then made.

10.2. Performance. The Subscriber shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by the Subscriber on or before the Closing Date.

10.3. No Injunction. No litigation, statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by or in any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby, which prohibits the consummation of any of the transactions contemplated by this Agreement or the Share Rights Agreement.

10.4. Share Rights Agreement. The Company shall have entered into the Share Rights Agreement with the Share Rights Agent and the Registration Rights Agreement, each on terms satisfactory to the Subscriber.

11. Governing Law; Jurisdiction; Waiver of Jury Trial

This Agreement shall be governed by and construed in accordance with the laws of the State of New York for agreements made and to be wholly performed within such state. The parties hereto hereby waive any right to a jury trial in connection with any litigation pursuant to this Agreement and the transactions contemplated hereby.

12. Assignment; Entire Agreement; Amendment

12.1. Assignment. Neither this Agreement nor any rights hereunder may be assigned by any party to any other person other than by Subscriber to a person agreeing to be bound by the terms hereof, including the transfer restrictions contained in Section 7 hereof.

12.2. Entire Agreement. This Agreement sets forth the entire agreement and understanding between the parties as to the subject matter thereof and merges and supersedes all prior discussions, agreements and understandings of any and every nature among them. The obligations of each Subscriber hereunder are several and not joint.

12.3. Amendment. Except as expressly provided in this Agreement, neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by all of the parties hereto. Any amendment to the terms of the Private Share Rights (including, for the avoidance of doubt, the forfeiture or cancellation thereof) shall require the prior written consent of the Subscriber. Each of the parties hereto shall receive notice of any proposed amendment to the terms of the Private Share Rights at least two business days prior to the effective date of such amendment.

12.4. Binding upon Successors. This Agreement shall be binding upon and inure to the benefit of the parties hereto and to their respective heirs, legal representatives, successors and permitted assigns.

13. Notices

13.1. Notices. Unless otherwise provided herein, any notice or other communication to a party hereunder shall be sufficiently given if in writing and personally delivered or sent by facsimile or other electronic transmission with copy sent in another manner herein provided or sent by courier (which for all purposes of this Agreement shall include Federal Express or other recognized overnight courier) or mailed to said party by certified mail, return receipt requested, at its address provided for herein or such other address as either may designate for itself in such notice to the other. Communications shall be deemed to have been received when delivered personally, on the scheduled arrival date when sent by next day or 2nd-day courier service, or if sent by facsimile upon receipt of confirmation of transmittal or, if sent by mail, three days after deposit in the mail. If given by electronic transmission, such notice shall be deemed to be delivered (a) if by electronic mail, when directed to an electronic mail address at which the recipient has consented to receive notice; (b) if by a posting on an electronic network together with separate notice to the recipient of such specific posting, upon the later of (1) such posting and (2) the giving of such separate notice or (c) if by any other form of electronic transmission, when directed to the recipient.

14. Counterparts

This Agreement may be executed in one or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

15. Survival; Severability

15.1. Survival. The representations, warranties, covenants and agreements of the parties hereto shall survive the Closing Date.

15.2. Severability. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision; provided that no such severability shall be effective if it materially changes the economic benefit of this Agreement to any party.

16. Headings.

The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement to be effective as of the date first set forth above.

COMPANY:

Essential Minerals Acquisition Corp

By:
Name:	Matthew Hayes
Title:	Chief Executive Officer

SUBSCRIBER:

COHEN & COMPANY CAPITAL MARKETS, A DIVISION OF Cohen & Company Securities, LLC

By:
Name:
Title:

[Signature Page – Private Placement Units Purchase Agreement]